Exhibit 32.2

  Statement of Chief Financial Officer of Safety Components International, Inc.
     Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant toss.906 of the
                           Sarbanes-Oxley Act of 2002

      In connection with the Transition Report of Safety Components International, Inc. (the "Company") on Form 10-K for the period from March 30, 2003 through December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brian P. Menezes, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Brian P. Menezes
---------------------------
Brian P. Menezes
Chief Financial Officer
March 22, 2004

The foregoing statement is being furnished to accompany Safety Components International, Inc.'s Transition Report on Form 10-K for the period from March 30, 2003 through December 31, 2003 (the "Report") solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Safety Components International, Inc. that incorporates the Report by reference. A signed original of this written statement required by Section 906 has been provided to Safety Components International, Inc. and will be retained by Safety Components International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.